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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                 FILED PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 1, 2001


                        MERISTAR HOTELS & RESORTS, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                      1-14331                52-2101815
(State or other jurisdiction    (Commission File            (IRS Employer
     of incorporation)               Number)            Identification Number)

                          1010 Wisconsin Avenue, N.W.
                            Washington, D.C. 20007
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (202) 965-4455
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ITEM 5.  OTHER EVENTS

     Until January 1, 2001, in order for MeriStar Hospitality Corporation to maintain its tax status as a real estate investment trust, MeriStar Hospitality was not permitted to engage in the operations of its hotel properties. To comply with this requirement, MeriStar Hospitality leased most of its real property to us and one other third-party lessee/manager. In late 1999, the Federal government enacted changes to the Internal Revenue Code that now permit MeriStar Hospitality to create taxable subsidiaries, which are subject to taxation similar to a subchapter C corporation and are permitted to lease MeriStar Hospitality's real property.

     Although a taxable subsidiary of a REIT may lease real property, it is not permitted to manage the properties itself; it must enter into an ``arms length'' management agreement with an independent third-party manager that is actively involved in the trade or business of hotel management and manages properties on behalf of other owners. We are such a qualified independent third party manager.

     In connection with MeriStar Hospitality's creation of its taxable subsidiaries, we assigned our leases of hotels owned by MeriStar Hospitality to taxable subsidiaries of MeriStar Hospitality effective January 1, 2001 and entered into management contracts with those taxable subsidiaries with respect to those hotels. Under the management agreements, we receive a management fee based on total hotel revenue that is subject to increase based on the achievement of specified operating thresholds. We have structured the management agreements to substantially mirror the economics of the prior leases.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     Pro forma financial data of the registrant is attached as part of
Exhibit 99.1 to this report. Exhibit 99.1 is the only exhibit to this report.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     MERISTAR HOTELS & RESORTS, INC.


Date:  May 2, 2001                 /s/ Christopher L. Bennett
                                     ---------------------------------------
                                     Christopher L. Bennett
                                     Vice President, Legal and Secretary
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                                 EXHIBIT INDEX



EXHIBIT           DESCRIPTION
-------           -----------

99.1              Additional information of the registrant.